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                       [LASON SYSTEMS, INC. LETTERHEAD]


                                                                 EXHIBIT 10.10


June 12, 1996

Brian Jablonski
10 Misty Meadow Way
Fairport, NY  14450


Dear Brian:

Thank you for inquiring about employment opportunities at Lason Systems, Inc. Please accept this letter as an offer of employment. I've outlined below the major items regarding the offer.

        -  Your position will be Vice President of Marketing and Sales
        -  Base annual salary $135,000.00
        -  Annual Bonus will be targeted at 50% of base annual salary ($67,500)
        - 24,000 options to purchase Lason common stock with an exercise price of $8.00 per share vesting 20% per year
        - Relocation and miscellaneous expense package of approximately $65,000 gross
        -  You will be entitled to all other customary Lason benefits.


Brian, I know you have received an offer from another company and have submitted your resignation to Kodak Imaging Services. However, I hope you accept this offer. I believe it will be a good move for you and the company.

Sincerely,


Gary L. Monroe                                  Brian Jablonski
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Gary L. Monroe                                  Brian Jablonski
Chief Executive Officer
Date:  6/12/96                                  Date:  6/13/96
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